UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2012

DayStar Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34052	84-1390053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3567 Benton Street, Suite 367 Santa Clara, California		95051
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (408) 582-7100

1010 South Milpitas Blvd., Milpitas, California 95035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement, Secured Convertible Promissory Note and Warrant

DayStar Technologies, Inc. (the “Company”) and Michael Moretti entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated January 25, 2012. Pursuant to the Purchase Agreement, Mr. Moretti agreed to loan the Company $225,000 (the “Loan”) to fund operating capital and general corporate purposes. On January 25, 2012, the Company issued Mr. Moretti (a) a Secured Convertible Promissory Note (the “Note”) and (b) a warrant to purchase 1,350,000 shares of the Company’s common stock (subject to adjustment for certain corporate transactions) (the “Warrant”). The Note carries an interest rate of 10% per annum and is convertible into shares of the Company’s common stock based on a $0.25 conversion price (subject to adjustment for certain corporate transactions). The Note, to the extent that any part of the outstanding principal amount is not converted into shares of common stock, matures on the second anniversary of the date of the Note, is secured by all the assets of the Company, and includes customary provisions concerning events of default. The Warrant is immediately exercisable, expires on January 24, 2014, and has an exercise price of $0.40 per share if exercised prior to July 25, 2012, $0.45 if exercised during the period July 25, 2012 through January 24, 2013, and $0.50 if exercised after January 24, 2013 and through the expiration of the Warrant. Additionally, the Purchase Agreement contains a provision that if and only if, the Company consummates a fundamental transaction that results in a change in control, the Company will use its commercially reasonable best efforts to cause the Company or other parties to the fundamental transaction to issue securities (be it Common Stock, other securities of the Company, or securities of another party to the fundamental transaction) equal to the original principal amount of the Note divided by $0.25. In no event will the Company issue any Common Stock or securities convertible into Common Stock in connection with the conversion of the Note or exercise of the Warrant without first obtaining stockholder approval if such issuance would result in the Company breaching its obligations under the applicable listing rules of The Nasdaq Stock Market.

The foregoing descriptions of the Purchase Agreement, Note and Warrant do not purport to be complete and are qualified in their entirety by reference to the text of the Purchase Agreement, Note and Warrant, which are included as exhibits to this report and which are incorporated herein by reference.

As previously disclosed, Mr. Moretti has previously made bridge loans to the Company in the aggregate principal amount of $1,175,000 and as a result Mr. Moretti holds notes convertible into shares of the Company’s common stock as well as warrants to purchase common stock.

Registration Rights Agreement

In connection with the transaction discussed above, the Company and Mr. Moretti entered into a Registration Rights Agreement dated as of January 25, 2012, (the “Registration Rights Agreement”) pursuant to which the Company granted Mr. Moretti registration rights with respect to the shares of the Company’s common stock that may be issued upon either conversion of the Note or exercise of the Warrant.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is included as an exhibit to this report and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 3.02 with respect to the terms and issuance of the Note and the Warrant. The Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933 in issuing the Note and the Warrant. The Company has obtained certain representations and warranties of the purchaser contained in the Purchase Agreement to support the Company’s reliance on this exemption.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated January 25, 2012, between the Registrant and Michael Moretti.
10.2	Secured Convertible Promissory Note issued January 25, 2012.
10.3	Registration Rights Agreement, dated January 25, 2012, between the Registrant and Michael Moretti.
10.4	Warrant to Purchase Common Stock issued January 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: January 30, 2012	By	/s/ Christopher T. Lail
Christopher T. Lail
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated January 25, 2012, between the Registrant and Michael Moretti.
10.2	Secured Convertible Promissory Note issued January 25, 2012.
10.3	Registration Rights Agreement, dated January 25, 2012, between the Registrant and Michael Moretti.
10.4	Warrant to Purchase Common Stock issued January 25, 2012.